Exhibit 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of June 1, 2021, is made by and between LifeMD, Inc. , a corporation incorporated under the laws of the State of Delaware (the “Company”) and the guarantors listed on the signature pages hereto (the, “Guarantors”, and together with the Company, the “Grantors,” and each, a “Grantor”) in favor of [        ] (the “Collateral Agent”), a limited liability company organized under the laws of the State of Delaware, as collateral agent for the Buyers under the Purchase Agreement referred to below (the “Secured Parties”).

WHEREAS, the Company has entered into a Securities Purchase Agreement, dated as of June 1, 2021 (the “Purchase Agreement”), with the buyers (the “Buyers”) party thereto, pursuant to which the Company has agreed to sell, and the Buyers have agreed to purchase, certain senior secured redeemable debentures (the “Debentures”).

WHEREAS, pursuant to the terms of Guaranty Agreement, issued in favor of the Buyers, the Guarantors have agreed to guaranty the obligations of the Company under the Purchase Agreement and the Debentures.

WHEREAS, as a condition precedent to the Buyers agreeing to purchase the Debentures under the Purchase Agreement, each Grantor has executed and delivered to the Buyers a Security Agreement, dated as of June 1, 2021, made by the Company and Buyers and by the Guarantors and the Buyers, respectively (each, a “Security Agreement” and together, the “Security Agreements”).

WHEREAS, under the terms of each Security Agreement, the Grantors have granted to the Buyers, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Each Grantor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and to all of the right, title, and interest of such Grantor in, to, and under the following (the “IP Collateral”):

(a) the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto (the “Patents”);

(b) the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(c) the copyright registrations set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d) all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(e) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Each Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks, and the Register of Copyrights, to record and register this IP Security Agreement upon request by the Collateral Agent.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreements, which is hereby incorporated by reference. The provisions of each Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Collateral Agent with respect to the IP Collateral are as provided by the Purchase Agreement, the Security Agreements, and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

[signature page follows]

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IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LIFEMD, INC.

By:
Name:
Title:
Address for Notices:

GUARANTORS:

LIFEMD PR, LLC

By:
Name:
Title:
Address for Notices:

LEGALSIMPLI SOFTWARE, LLC

By:
Name:
Title:
Address for Notices:

AGREED TO AND ACCEPTED:

[ ], as Collateral Agent

By:
Name:
Title:
Address for Notices:

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SCHEDULES

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